UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2007

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2007, Shells Seafood Restaurants, Inc. (“the Company”) entered into an agreement to sell its marks and system to Food and Entertainment Co., LTD. (“F&E”), an entity owned by the Alhokair Group, a company domiciled in the Kingdom of Saudi Arabia. Under such terms, F&E has the development rights to open 10 restaurants over a 10-year period, solely within a territory to initially consist of the Kingdom of Saudi Arabia, Egypt, Jordan, Qatar, Oman, Bahrain, United Arab Emirates, Kuwait, Pakistan, India and based on additional performance criteria, Tunisia and Morocco. The purchase price is $1,750,000, payable (a) $700,000 at execution (subject to application of an $80,000 deposit); (b) $350,000 within 90 days of October 5, 2007; (c) $350,000 within 180 days of October 5, 2007; and (d) $350,000 within 270 days of October 5, 2007.

In conjunction with the sale of its marks and system, the Company also entered into an agreement to provide technical consulting and support services to F&E for a 10-year period, with two additional five-year options at the election of F&E, subject to the satisfaction of certain pre-conditions. The technical services include support for restaurant design, operations, training, product sourcing and menu engineering. Under the terms of this services agreement, the Company is to provide, among other things, training to F&E’s management team in the Company’s restaurants prior to the first opening. The Company will also provide F&E a training team, at F&E’s expense, to assist in opening F&E’s first Shells restaurant. F&E and the Company will additionally agree on the nature and scope of training relative to additional restaurant openings. The Company will also send a management team to Saudi Arabia annually to inspect and review the operations of F&E relative to the Shells brand. The fee for the Company providing its technical consulting and support services is 1% of F&E’s gross sales of its Shells restaurants in operation, payable monthly. Additionally, if F&E is delayed in meeting its development schedule of opening one restaurant per year over 10 years, F&E will pay the Company monthly the equivalent of $50 per day for each late restaurant.

Under the terms of these agreements, F&E has provided the Company with an irrevocable letter of credit in the amount of $1,050,000, to expire on October 5, 2008. Thereafter, and continuing for the duration of the technical consulting and support services agreement, F&E will provide the Company with an irrevocable letter of credit in the amount of $500,000.

A copy of the Press Release, Restaurant System Purchase Agreement with the first and second amendments, and the Technical Consulting and Support Services Agreement with the first and second amendments applicable to each are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Press Release: Shells Seafood Restaurants, Inc. and Food and Entertainment Co., LTD sign Agreement for 10 Restaurants in Middle East

10.2	Shells Seafood Restaurants, Inc. Restaurant System Purchase Agreement

10.3	Amendment to Shells Seafood Restaurants, Inc. Restaurant System Purchase Agreement

10.4	Second Amendment to Shells Seafood Restaurants, Inc. Restaurant System Purchase Agreement

10.5	Shells Seafood Restaurants, Inc. Technical Consulting and Support Services Agreement

10.6	Amendment to Shells Seafood Restaurants, Inc. Technical Consulting and Support Services Agreement

10.7	Second Amendment to Shells Seafood Restaurants, Inc. Technical Consulting and Support Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date : December 10, 2007	By:	/s/ Warren R. Nelson
Name: Warren R. Nelson
Title: Vice President and Chief Financial Officer